Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                         WEBSTER FINANCIAL CORPORATION,

                                       AND

                       NEW ENGLAND COMMUNITY BANCORP, INC.

                                   DATED AS OF

                                  JUNE 29, 1999

                                TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
ARTICLE I THE MERGER...........................................................................................1
      1.1 The Merger...........................................................................................1
      1.2 Effective Time.......................................................................................2
      1.3 Effects of the Merger................................................................................2
      1.4 Conversion of New England Common Stock...............................................................2
      1.5 Options..............................................................................................3
      1.6 Certificate of Incorporation.........................................................................3
      1.7 By-Laws..............................................................................................3
      1.8 Directors and Officers...............................................................................3
      1.9 Tax Consequences.....................................................................................3
      1.10 Accounting Treatment................................................................................3

ARTICLE II EXCHANGE OF SHARES..................................................................................4
      2.1 Webster to Make Shares Available.....................................................................4
      2.2 Exchange of Shares...................................................................................4

ARTICLE II-A DISCLOSURE SCHEDULE; STANDARDS FOR REPRESENTATIONS AND WARRANTIES.................................5
      2A.1 Disclosure Schedule.................................................................................5
      2A.2 Standards...........................................................................................5

ARTICLE III REPRESENTATIONS AND WARRANTIES OF NEW ENGLAND......................................................5
      3.1 Corporate Organization...............................................................................6
      3.2 Capitalization.......................................................................................6
      3.3 Authority; No Violation..............................................................................7
      3.4 Consents and Approvals...............................................................................8
      3.5 Loan Portfolio; Reports..............................................................................8
      3.6 Financial Statements; Exchange Act Filings; Books and Records........................................9
      3.7 Broker's Fees........................................................................................9
      3.8 Absence of Certain Changes or Events.................................................................9
      3.9 Legal Proceedings...................................................................................10
      3.10 Taxes and Tax Returns..............................................................................10
      3.11 Employee Plans.....................................................................................11
      3.12 Certain Contracts..................................................................................13
      3.13 Agreements with Regulatory Agencies................................................................13
      3.14 State Takeover Laws; Certificate of Incorporation..................................................14
      3.15 Environmental Matters..............................................................................14
      3.16 Reserves for Losses................................................................................14
      3.17 Properties and Assets..............................................................................15
      3.18 Insurance..........................................................................................15
      3.19 Compliance with Applicable Laws....................................................................15
      3.20 Loans..............................................................................................15
      3.21 Ownership of Webster Common Stock..................................................................16
      3.22 Fairness Opinion...................................................................................17
      3.23 Tax and Accounting Treatment of Merger.............................................................17
      3.24 Year 2000..........................................................................................17
      3.25 New England Information............................................................................17

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF WEBSTER..........................................................17
      4.1 Corporate Organization..............................................................................17
      4.2 Capitalization......................................................................................18
      4.3 Authority; No Violation.............................................................................18
      4.4 Consents and Approvals..............................................................................19
      4.5 Financial Statements; Exchange Act Filings; Books and Records.......................................20
      4.6 Absence of Certain Changes or Events................................................................20
      4.7 Compliance with Applicable Laws.....................................................................21
      4.8 Tax and Accounting Treatment of Merger..............................................................21
      4.9 Legal Proceedings...................................................................................21
      4.10 Year 2000..........................................................................................21
      4.11 Webster Information................................................................................21

ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS...........................................................21
      5.1 Covenants of New England............................................................................21
      5.2 Covenants of Webster................................................................................24
      5.3 Merger Covenants....................................................................................25

ARTICLE VI ADDITIONAL AGREEMENTS..............................................................................25
      6.1 Regulatory Matters..................................................................................25
      6.2 Access to Information...............................................................................26
      6.3 Stockholder Meetings................................................................................26
      6.4 Legal Conditions to Merger..........................................................................27
      6.5 Stock Exchange Listing..............................................................................27
      6.6 Employees...........................................................................................27
      6.7 Indemnification.....................................................................................27
      6.8 Subsequent Interim and Annual Financial Statements..................................................29
      6.9 Additional Agreements...............................................................................29
      6.10 Advice of Changes..................................................................................29
      6.11 Current Information................................................................................29
      6.12 Change in Structure; Stockholder Approval..........................................................29
      6.13 Transaction Expenses of New England................................................................29
      6.14 Affiliate Agreements...............................................................................30

ARTICLE VII CONDITIONS PRECEDENT..............................................................................30
      7.1 Conditions to Each Party's Obligation to Effect the Merger..........................................30
      7.2 Conditions to Obligations of Webster................................................................31
      7.3 Conditions to Obligations of New England............................................................31

ARTICLE VIII TERMINATION AND AMENDMENT........................................................................32
      8.1 Termination.........................................................................................32
      8.2 Effect of Termination...............................................................................35
      8.3 Amendment...........................................................................................35
      8.4 Extension; Waiver...................................................................................35

ARTICLE IX GENERAL PROVISIONS.................................................................................35
      9.1 Closing.............................................................................................35
      9.2 Nonsurvival of Representations, Warranties and Agreements...........................................35
      9.2 Expenses............................................................................................35
      9.4 Notices.............................................................................................36
      9.5 Interpretation......................................................................................36
      9.6 Counterparts........................................................................................36
      9.7 Entire Agreement....................................................................................36
      9.8 Governing Law.......................................................................................37

      9.9 Enforcement of Agreement............................................................................37
      9.10 Severability.......................................................................................37
      9.11 Publicity..........................................................................................37
      9.12 Assignment; Limitation of Benefits.................................................................37
      9.13 Additional Definitions.............................................................................37


EXHIBITS

     A        Form of Option Agreement
     B        Form of Articles of Combination and Bank Merger Agreement
     C        Form of Agreement of New England Affiliates
     D        Form of Agreement of Webster Affiliates

                          AGREEMENT AND PLAN OF MERGER

          This AGREEMENT AND PLAN OF MERGER, dated as of June 29, 1999 (this "Agreement"), is entered into by and between Webster Financial Corporation, a Delaware corporation ("Webster") and New England Community Bancorp, Inc., a Delaware corporation ("New England").

          WHEREAS, the Boards of Directors of Webster and New England have determined that it is in the best interests of their respective companies and stockholders to consummate the business combination transaction provided for herein in which New England will, subject to the terms and conditions set forth herein, merge with and into Webster (the "Merger"), with Webster being the surviving corporation (the "Surviving Corporation") in the Merger;

          WHEREAS, prior to the consummation of the Merger, Webster and New England will respectively cause Webster Bank ("Webster Bank"), a federally chartered savings bank and wholly-owned subsidiary of Webster, and each of New England Bank and Trust Company, The Equity Bank, Community Bank and, subject to Webster's discretion, Olde Port Bank & Trust Company (collectively, the "New England Banks") to enter into a merger agreement, in the form attached hereto as Exhibit A (the "Bank Merger Agreement"), providing for the merger (the "Bank Merger") of each of the New England Banks with and into Webster Bank, with Webster Bank being the Surviving Bank of the Bank Merger, and the Bank Merger to be consummated immediately after consummation of the Merger;

          WHEREAS, as an inducement to Webster to enter into this Agreement, New England will enter into an option agreement, in the form attached hereto as Exhibit B (the "Option Agreement"), with Webster immediately following the execution of this Agreement pursuant to which New England will grant Webster an option to purchase, under certain circumstances, an aggregate number of newly issued shares of common stock equal to 19.9% of the outstanding shares of common stock, par value $1.00 per share, of New England ("New England Common Stock") and otherwise upon the terms and conditions therein contained;

          WHEREAS, the Merger is intended to be treated as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and as a "pooling of interests" under generally accepted accounting principles; and

          WHEREAS,   the  parties   desire  to  make  certain   representations,
warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger;

          NOW,   THEREFORE,   in   consideration   of  the   mutual   covenants,
representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

          1.1 THE MERGER. (a) Subject to the terms and conditions of this Agreement, in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in Section 1.2 hereof), New England shall merge into Webster, with Webster being the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger. Upon consummation of the Merger, the corporate existence of New England shall cease, and the Surviving Corporation shall continue to exist as a Delaware corporation.

          1.2 EFFECTIVE TIME. The Merger shall become effective on the date and at the time set forth in the certificate of merger (the "Certificate of Merger") which shall be filed with the Secretary of State of the State of Delaware on the Closing Date. The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in the Certificate of Merger.

          1.3 EFFECTS OF THE MERGER. At and after the Effective Time, the Merger shall have the effects set forth in Section 259 and 261 of the DGCL.

          1.4 CONVERSION OF NEW ENGLAND COMMON STOCK. (a) At the Effective Time, subject to Sections 1.4(b), 1.4(d) and 8.1(h) hereof, each share of New England Common Stock issued and outstanding prior to the Effective Time shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for 1.06 shares of Webster common stock, par value $.01 per share ("Webster Common Stock"). The number of shares of Webster Common Stock to be exchanged for each share of New England Common Stock issued and outstanding pursuant to this Agreement is hereinafter referred to as the "Exchange Ratio."

          (b) All of the shares of New England Common Stock converted into Webster Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of New England Common Stock shall thereafter represent the right to receive (i) the number of whole shares of Webster Common Stock and (ii) cash in lieu of fractional shares into which the shares of New England Common Stock represented by such Certificate have been converted pursuant to this Section 1.4(b) and
Section 2.2 hereof. Certificates previously representing shares of New England Common Stock shall be exchanged for certificates representing whole shares of Webster Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 2.2 hereof, without any interest thereon. If, after the date hereof and prior to the Effective Time, Webster should split or combine its common stock, or pay a dividend or other distribution in such common stock, then the Exchange Ratio shall be appropriately adjusted to reflect such split, combination, dividend or distribution.

          (c) At the Effective Time, all shares of New England Common Stock that are owned by New England as treasury stock and all shares of New England Common Stock that are owned directly or indirectly by Webster or New England or any of their respective Subsidiaries (other than shares of New England Common Stock held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares, and shares of Webster Common Stock which are similarly held, whether held directly or indirectly by Webster or New England, as the case may be, being referred to herein as "Trust Account Shares") and other than any shares of New England Common Stock held by Webster or New England or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of New England Common Stock, and shares of Webster Common Stock which are similarly held, whether held directly or indirectly by Webster or New England, being referred to herein as "DPC Shares")) shall be canceled and shall cease to exist and no stock of Webster or other consideration shall be delivered in exchange therefor. All shares of Webster Common Stock that are owned by New England or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of Webster.

          (d) Certificates for fractions of shares of Webster Common Stock will not be issued. In lieu of a fraction of a share of Webster Common Stock, each holder of New England Common Stock otherwise entitled to a fraction of a share of Webster Common Stock shall be entitled to receive an amount of cash equal to
(i) the fraction of a share of the Webster Common Stock to which such holder would otherwise be entitled, multiplied by (ii) the market value of the Webster Common Stock, which shall be deemed to be the average of the daily closing prices per share for Webster Common Stock for the twenty consecutive trading days on which shares of Webster Common Stock are actually traded (as reported on the Nasdaq Stock Market National Market) ending on the third trading day preceding the Closing Date. Following consummation of the Merger, no holder of New England Common Stock shall be entitled to dividends or any other rights in respect of any such fraction.

          1.5 OPTIONS. At the Effective Time, each option granted by New England to purchase shares of New England Common Stock which is outstanding and unexercised immediately prior thereto shall be converted automatically into an option to purchase shares of Webster Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the 1997 Non-Officer Director's Stock Option Plan, the 1996 Incentive and Nonqualified Compensatory Stock Option Plan, and the 1990 Bank of South Windsor Non-Qualified Stock Option Plan (the "New England Stock Plans"), in each case, under which such option was granted):

                    (1) The number of shares of Webster Common Stock to be subject to the option immediately after the Effective Time shall be equal to the product of the number of shares of New England Common Stock subject to the option immediately before the Effective Time, multiplied by the Exchange Ratio, rounded to the nearest share; and

                    (2) The exercise price per share of Webster Common Stock under the option immediately after the Effective Time shall be equal to the exercise price per share of New England Common Stock under the option immediately before the Effective Time divided by the Exchange Ratio, provided that such exercise price shall be rounded to the nearest cent.

          The adjustment provided herein with respect to any options that are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be and is intended to be effected in a manner that is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option, except that all references to New England or any of the New England Banks in the New England Stock Plans (and in any option agreement documenting such option) shall be deemed to be references to Webster or Webster Bank, as applicable.

          1.6  CERTIFICATE  OF   INCORPORATION.   At  the  Effective  Time,  the
Certificate of Incorporation of Webster, as in effect at the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation.

          1.7 BY-LAWS. At the Effective Time, the By-Laws of Webster, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation.

          1.8 DIRECTORS AND OFFICERS. At the Effective Time, the directors and officers of Webster immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, provided that as of the Effective Time Webster shall appoint one person (the "Designee") from among those serving on the New England Board of Directors at such time to the Board of Directors of the Surviving Corporation, such person to serve as a director for a period to terminate at the annual meeting of Webster stockholders next following the first anniversary of the Effective Time. Additionally, as of the Effective Time, Webster shall, as necessary, cause Webster Bank to amend its bylaws to increase the size of its Board of Directors by one member, and thereupon Webster shall appoint the Designee to serve as an additional member of the Board of Directors of Webster Bank for a period to terminate no earlier than the annual meeting of Webster stockholders next following the third anniversary of the Effective Time.

          1.9 TAX CONSEQUENCES. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of the Code.

          1.10 ACCOUNTING TREATMENT. It is intended that the Merger shall be accounted for as a "pooling of interests" under generally accepted accounting principles ("GAAP").

                                   ARTICLE II

                               EXCHANGE OF SHARES

          2.1 WEBSTER TO MAKE SHARES AVAILABLE. At or prior to the Effective Time, Webster shall deposit, or shall cause to be deposited, with Webster's transfer agent, American Stock Transfer & Trust Company, or such other bank, trust company or transfer agent as Webster may select (the "Exchange Agent"), for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing the shares of Webster Common Stock and the cash in lieu of fractional shares (such cash and certificates for shares of Webster Common Stock, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 1.4 and paid pursuant to Section 2.2(a) hereof in exchange for outstanding shares of New England Common Stock.

          2.2 EXCHANGE OF SHARES. (a) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of Webster Common Stock and the cash in lieu of fractional shares into which the shares of New England Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. New England shall have the right to review both the letter of transmittal and the instructions prior to such documents being finalized. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Webster Common Stock to which such holder of New England Common Stock shall have become entitled pursuant to the provisions of Article I hereof and (y) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates.

          (b) No dividends or other distributions declared after the Effective Time with respect to Webster Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article
II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Webster Common Stock represented by such Certificate. No holder of an unsurrendered Certificate shall be entitled, until the surrender of such Certificate, to vote the shares of Webster Common Stock into which his New England Common Stock shall have been converted.

          (c) If any certificate representing shares of Webster Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Webster Common Stock in any name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

          (d) After the close of business on the day immediately prior to the Effective Time, there shall be no transfers on the stock transfer books of New England of the shares of New England Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange

Agent, they shall be canceled and exchanged for certificates representing shares of Webster Common Stock as provided in this Article II.

          (e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of New England for six months after the Effective Time shall be returned to Webster. Any stockholders of New England who have not theretofore complied with this Article II shall thereafter look only to Webster for payment of their shares of Webster Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on Webster Common Stock deliverable in respect of each share of New England Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Webster, New England, the Exchange Agent or any other person shall be liable to any former holder of shares of New England Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Webster, the posting by such person of a bond in such amount as Webster may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Webster Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.


                                  ARTICLE II-A

                         DISCLOSURE SCHEDULE; STANDARDS
                       FOR REPRESENTATIONS AND WARRANTIES

          2A.1 DISCLOSURE SCHEDULE. Prior to the execution and delivery hereof, New England has delivered to Webster a schedule (the "New England Disclosure Schedule"), and Webster has delivered to New England a schedule (the "Webster Disclosure Schedule"), in each case setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of such party's representations or warranties contained in Articles III or IV, as applicable, or to one or more of its covenants contained in Article V; provided, however, that the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item has had or would have a Material Adverse Effect (as defined in Section 9.13) with respect to such party.

          2A.2 STANDARDS. No representation or warranty of New England contained in Article III or of Webster contained in Article IV shall be deemed untrue or incorrect for any purpose under this Agreement, and no party hereto shall be deemed to have breached a representation or warranty for any purpose under this Agreement, as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with any representations or warranties contained in Article III, in the case of New England, or Article IV, in the case of Webster, has had or would be reasonably certain to have a Material Adverse Effect with respect to New England or Webster, respectively.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF NEW ENGLAND

          Subject to Article II-A, New England hereby makes the following representations and warranties to Webster and Webster Bank as set forth in this
Article III.

          3.1 CORPORATE ORGANIZATION. New England is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. New England has the corporate or other power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of any material business conducted by it or the character or location of any material properties or assets owned or leased by it makes such licensing or qualification necessary. New England is duly registered as a bank holding company with the Board of Governors of the Federal Reserve System ("FRB") under the Bank Holding Company Act of 1956, as amended (the "BHCA"). The Certificate of Incorporation and By-Laws of New England, copies of which have previously been delivered to Webster, are true, correct and complete copies of such documents as in effect as of the date of this Agreement. Other than the New England Banks, Connecticut Mortgage Service Company, Inc. and New England Community Mortgage Corp. ("Mortgage Corp."), and there is no subsidiary of New England that would qualify as a "Significant Subsidiary" (as such term is defined in Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")). Each of the New England Banks is a Connecticut or New Hampshire chartered commercial bank duly organized and validly existing and in good standing under the laws of its jurisdiction of organization, and each of such Banks has been duly organized and validly existing and in good standing continuously for the five year period preceding the date hereof. The deposit accounts of the New England Banks are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Bank Insurance Fund (the "BIF") to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid by New England or the New England Banks, as applicable.

          3.2 CAPITALIZATION. (a) The authorized capital stock of New England consists of 20,000,000 shares of New England Common Stock and 200,000 shares of serial preferred stock, par value $.10 per share (the "New England Preferred Stock"). As of June 25, 1999, there are (x) 7,036,446 shares of New England Common Stock issued and outstanding and 135,500 shares of New England Common Stock are held in New England's treasury, (y) no shares of New England Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise, except for (i) 1,243,000 shares of New England Common Stock reserved for issuance pursuant to the New England Stock Plans (of which options for 562,000 shares are currently outstanding) and (ii) 1,400,252 shares of New
England Common Stock reserved for issuance upon exercise of the option to be issued to Webster pursuant to the Option Agreement, and (z) no shares of New England's Preferred Stock issued or outstanding, held in New England's treasury or reserved for issuance upon exercise of outstanding stock options or otherwise. All of the issued and outstanding shares of New England Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for the Option Agreement and the New England Stock Plans, New England does not have, and is not bound by, any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of New England Common Stock or New England Preferred Stock or any other equity security of New England or any securities representing the right to purchase or otherwise receive any shares of New England Common Stock or any other equity security of New England. The names of the optionees, the date of each option to purchase New England Common Stock granted, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised under the New England Stock Plans are set forth in Section 3.2(a)(i) of the New England Disclosure Schedule. Since June 25, 1999, New
England has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than pursuant to the exercise of director or employee stock options granted under the New England Stock Plans.

          (b) Section 3.2(b) of the New England Disclosure Schedule sets forth a true, correct and complete list of all Subsidiaries of New England as of the date of this Agreement. New England owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of its Subsidiaries, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No New England Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Section 3.2(b) of the New England Disclosure Schedule sets forth a list of the material investments of New England in corporations, joint ventures, partnerships, limited liability companies and other entities other than its Subsidiaries.

          3.3 AUTHORITY; NO VIOLATION. (a) New England has full corporate or other power and authority to execute and deliver this Agreement and the Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of New England. The Board of Directors of New England has directed that this Agreement and the transactions contemplated hereby be submitted to New England's stockholders for approval at a special meeting of such stockholders and, except for the adoption of this Agreement by the requisite vote of New England's stockholders, no other corporate proceedings on the part of New England (except for matters related to setting the date, time, place and record date for the special meeting) are necessary to approve this Agreement or the Option Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement and the Option Agreement have been duly and validly executed and delivered by New England and (assuming due authorization, execution and delivery by Webster of this Agreement and of the Option Agreement) this Agreement and the Option Agreement constitute valid and binding obligations of New England, enforceable against New England in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

          (b) Each of the New England Banks has full corporate power and authority to execute and deliver the Bank Merger Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Bank Merger Agreement and the consummation of the transactions contemplated thereby have been, or will have been prior to the Closing Date, duly and validly approved by the Board of Directors of each of the New England Banks and by New England as the sole shareholder of each of the New England Banks. No other corporate proceedings on the part of any of the New England Banks will be necessary to consummate the transactions contemplated thereby. The Bank Merger Agreement, upon execution and delivery by each of the New England Banks, will be duly and validly executed and delivered by each of the New England Banks and will (assuming due authorization, execution and delivery by Webster Bank) constitute a valid and binding obligation of each of the New England Banks, enforceable against each of the New England Banks in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

          (c) None of the execution and delivery of this Agreement and the Option Agreement by New England or of the Bank Merger Agreement by the New England Banks, nor the consummation by New England or the New England Banks of the transactions contemplated hereby or thereby, nor compliance by New England or the New England Banks with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Certificate of Incorporation or By-Laws of New England or any similar governing document of any of the New England Banks, or (ii) assuming that the consents and approvals referred to in Section 3.4 hereof are duly obtained, (x) violate any Laws (as defined in Section 9.13) applicable to New England or the New England Banks, or any of their properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of New England or the New England Banks under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which New England or any of the New England Banks is a party, or by which they or any of their respective properties or assets may be bound or affected.

          3.4 CONSENTS AND APPROVALS. (a) Except for (i) the filing of applications and notices, as applicable, as to the Merger and the Bank Merger with the FRB under the BHCA, the Office of Thrift Supervision ("OTS") under the Home Owners Loan Act of 1933, as amended ("HOLA"), and the Bank Merger Act; (ii) the filing of applications and notices with the Banking Commissioner of the State of Connecticut (the "Connecticut Commissioner") and the New Hampshire Bank Commissioner (the "New Hampshire Commissioner"), as well as any other applications and notices to or filings with state officials related to the Merger and the Bank Merger (the "State Banking Approvals"), and approval of the applications and notices described in clause (i) and this clause (ii); (iii) the filing of any required applications or notices with the FDIC and OTS as to the subsidiary activities of each of the New England Banks that become service corporations or operating subsidiaries of Webster Bank and approval of such applications and notices; (iv) the filing with the Connecticut Commissioner of an acquisition statement pursuant to Section 36a-184 of the Connecticut Banking Law prior to the acquisition of more than 10% of the New England Common Stock pursuant to the Option Agreement, if not exempt; (v) the filing with the SEC of a registration statement on Form S-4 to register the shares of Webster Common Stock to be issued or to become issuable in connection with the Merger, which will include the joint proxy statement/prospectus to be used in soliciting the approval of New England's stockholders and Webster's stockholders at special meetings of such stockholders to be held in connection with this Agreement and the transactions contemplated hereby (the "Joint Proxy Statement/Prospectus"), and the approval of such stockholders; (vi) the filing of the Certificate of Merger with the Secretary of State of Delaware pursuant to the DGCL; (vii) the filings required by the Bank Merger Agreement; (viii) such filings, authorizations or approvals as may be set forth in Section 3.4 of the New England Disclosure Schedule; (ix) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states or with Nasdaq (or such other exchange as may be applicable); or (x) any necessary filing, authorization, approvals or consents of third parties other than any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity"), no consents or approvals of or filings or registrations with any Governmental Entity, or with any third party are necessary in connection with (1) the execution and delivery by New England of this Agreement and the Option Agreement, (2) the consummation by New England of the Merger and the other transactions contemplated hereby, (3) the execution and delivery by each of the New England Banks of the Bank Merger Agreement, (4) the consummation by New England of the Option Agreement; and (5) the consummation by each of the New England Banks of the transactions contemplated by the Bank Merger Agreement, except, in each case, for such consents, approvals or filings, the failure of which to obtain will not have a material adverse effect on the ability of Webster, New England, Webster Bank or the New England Banks to consummate the transactions contemplated hereby.

          (b) New England hereby represents to Webster that, as of the date of this Agreement, it has no knowledge of any reason why approval or effectiveness of any of the applications, notices or filings referred to in Section 3.4(a) cannot be obtained or granted on a timely basis.

          3.5 LOAN PORTFOLIO; REPORTS. (a) Except as disclosed in Section 3.5(a) of the New England Disclosure Schedule, New England is not a party to any written or oral loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, "Loans"), with any director, officer or five percent or greater stockholder of New England or any of its Subsidiaries, or any Affiliated Person (as defined in Section 9.13) of the foregoing. New England has made available to Webster a complete and accurate list of each employee of New England or its Subsidiaries with which New England is a party to any Loan.

          (b) New England and its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1996 with, as applicable, all Government Entities (including the SEC, the FRB, the FDIC, the Connecticut Commissioner, the New Hampshire Commissioner and any other state banking commissions or regulatory authorities (each, a "State Regulator")) and any self-regulatory organization ("SRO") (collectively, the "Regulatory Agencies"). As of its respective date, each such report, registration, statement and amendment complied in all material respects with all rules and regulations promulgated by the applicable Regulatory Agency and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of New England and its Subsidiaries, no
Regulatory Agency is conducting, or has conducted, any proceeding or investigation into the business or operations of New England or the New England Banks since December 31, 1996.

          3.6 FINANCIAL STATEMENTS; EXCHANGE ACT FILINGS; BOOKS AND RECORDS. New England has previously delivered to Webster true, correct and complete copies of the consolidated statements of position of New England and its Subsidiaries as of December 31 for the fiscal years 1997 and 1998, and the related consolidated statements of earnings, shareholders' equity and cash flows for the fiscal years 1996 through 1998, inclusive, as reported in New England's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of Shatswell, MacLeod & Company, P.C., independent public accountants with respect to New England, and the interim financial statements of New England as of and for the three months ended March 31, 1999, as included in the New England quarterly report on Form 10-Q for the period ended March 31, 1999 as filed with the SEC. The financial statements referred to in this Section 3.6 (including the related notes, where applicable) fairly present, and the financial statements referred to in Section 6.8 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and consolidated financial condition of New England and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, and the financial statements referred to in Section 6.8 hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 6.8 hereof will be prepared in accordance with GAAP consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. New England's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and all reports filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act since December 31, 1993 comply in all material respects with the appropriate requirements for such reports under the Exchange Act, and New England has previously delivered or made available to Webster true, correct and complete copies of such reports. The books and records of New England and each of the New England Banks have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

          3.7 BROKER'S FEES. Neither New England nor any New England Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, the Option Agreement or the Bank Merger Agreement, except that New England has engaged, and will pay a fee or commission to each of A.G. Edwards & Sons, Inc. and HAS Associates, Inc. in accordance with the terms of letter agreements between each of them, on the one hand, and New England, on the other, dated May 21, 1999, true, complete and correct copies of which has been previously delivered by New England to Webster.

          3.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. (a) Except as disclosed in any New England report publicly filed with the SEC under the Exchange Act prior to the date of this

Agreement, since December 31, 1998 (i) neither New England nor any of its Subsidiaries has incurred any material liability, except as contemplated by this Agreement or in the ordinary course of its business consistent with past practice; (ii) neither New England nor any of its Subsidiaries has discharged or satisfied any material lien or paid any material obligation or liability (absolute or contingent), other than in the ordinary course of business; (iii) neither New England nor any of its Subsidiaries has sold, assigned, transferred, leased, exchanged or otherwise disposed of any of its material properties or assets other than in the ordinary course of business; (iv) neither New England nor any of its Subsidiaries has suffered any material damage, destruction, or loss, whether as a result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition or taking of property by any Regulatory Authority, flood, windstorm, embargo, riot, act of God or other casualty or event, whether or not covered by insurance; (v) neither New England nor any of its Subsidiaries has canceled or compromised any debt, except for debts charged off or compromised in accordance with the past practice of New England or such Subsidiary, as the case may be; and (vi) no event has occurred which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on New England.

          (b) Since December 31, 1998, New England and its Subsidiaries have carried on their respective businesses in the ordinary and usual course consistent with their past practices.

          3.9 LEGAL PROCEEDINGS. (a) Neither New England nor any of its Subsidiaries is a party to any, and there are no pending or threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature against New England or any of its Subsidiaries in which there is a reasonable probability of any material recovery against or other material adverse effect upon New England or any of its Subsidiaries or which challenge the validity or propriety of the transactions contemplated by this Agreement, the Option Agreement or the Bank Merger Agreement as to which there is a reasonable probability of success.

          (b) There is no injunction, order, judgment or decree imposed upon New England, any of its Subsidiaries or the assets of New England or any of its Subsidiaries.

          3.10 TAXES AND TAX RETURNS. (a) Each of New England and its Subsidiaries has duly filed all Tax Returns, as hereinafter defined, required to be filed by it (all such returns being accurate and complete in all material respects) and has duly paid or made provision (or will make provision) on the financial statements referred to in Sections 3.6 and 6.8 hereof in accordance with GAAP for the payment of all Taxes, as hereinafter defined, which have been incurred or are due or claimed to be due from it by Taxing Authorities, as hereinafter defined. All liability with respect to the Tax Returns of New England and its Subsidiaries has been satisfied for all years to and including 1998. The Internal Revenue Service ("IRS") has not notified New England of, or otherwise asserted, that there are any deficiencies with respect to the federal income Tax Returns of New England subsequent to 1993. There are no disputes pending, or claims asserted for, Taxes or assessments upon New England or any of its Subsidiaries, nor has New England or any of its Subsidiaries been requested to give any currently effective waivers extending the statutory period of limitation applicable to any federal or state income Tax Return for any period. In addition, Tax Returns which are accurate and complete in all material respects have been filed by New England and its Subsidiaries for all periods for which Tax Returns were due with respect to income tax withholding, Social Security and unemployment taxes and the amounts shown on such Tax Returns to be due and payable have been paid in full. All New England Tax Returns have been examined by the relevant Taxing Authorities, or closed without audit by applicable statutes of limitations, and all deficiencies proposed as a result of such examinations have been paid or settled, for all periods before and including the taxable year ended 1993. Neither New England nor any of its Subsidiaries has consented to any waiver or extension of any statute of limitations with respect to any Tax. Neither New England nor any New England Subsidiary has made an election under Section 341(f) of the IRC. New England has provided or made available to Webster complete and correct copies of its Tax Returns and all material correspondence and documents, if any, relating directly or indirectly to Taxes for each taxable year or other relevant period as to which the applicable statute of limitations has not run on the date hereof. For this purpose, "correspondence and documents" include, without limitation, amended Tax Returns, claims for refunds, notices from Taxing Authorities of proposed changes or adjustments to Taxes or Tax Returns, consents to assessment or collection of Taxes, acceptances of proposed adjustments, closing agreements, rulings and determination letters and requests therefor, and all other written communications to or from Taxing Authorities relating to any material Tax liability of New England or any New England Subsidiary. New England is not a "United States real property holding corporation" within the meaning of
Section 897 of the IRC and was not a "United States real property holding corporation" on any "determination date" (as defined in Section 1.897-2(c) of such Regulations) that occurred during any relevant period. Neither New England nor any of its Subsidiaries (i) has ever been a member of an affiliated group (within the meaning of Section 1504(a) of the IRC) filing a consolidated federal income tax return (other than an affiliated group the common parent of which was New England), (ii) has any liability for the Taxes of any person (other than New England and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of state, local or foreign law), as a successor or transferee, by contract or otherwise or (iii) is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than with each other).



          (b)       For purposes of this Agreement:

          "Tax" means any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Taxing Authority or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

          "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Taxing Authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any law, regulation or other legal requirement relating to any Tax.

          "Taxing Authority" means any:

                    (i) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                    (ii) federal, state, local, municipal, foreign, or other government;

                    (iii)  governmental or  quasi-governmental  authority of any
          nature  (including  any  governmental  agency,   branch,   department,
          official, or entity and any court or other tribunal);

                    (iv) multi-national organization or body; or

                    (v)  body   exercising,   or  entitled  to   exercise,   any
          administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

          3.11 EMPLOYEE PLANS. (a) Section 3.11(a) of the New England Disclosure Schedule sets forth a true and complete list of each employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), arrangement or agreement that is maintained or contributed to as of the date of this Agreement, or that has within the last six years been maintained or contributed to, by New England or any of its Subsidiaries or any other entity which together with New England would be deemed a "single employer" within the meaning of Section 4001 of ERISA or Code Sections 414(b),
(c), (m) or (o) (an "ERISA Affiliate") or under which New England or any Subsidiary or ERISA Affiliate has any liability (collectively, the "Plans").

          (b) New England has heretofore delivered or made available to Webster true, correct and complete copies of each of the Plans and all related documents, including but not limited to (i) the actuarial report for such Plan (if applicable) for the last five years, (ii) the most recent determination letter from the Internal Revenue Service (if applicable) for such Plan, (iii) the current summary plan description and any summaries of material modification,
(iv) all annual reports (Form 5500 series) for each Plan filed for the preceding three plan years, (v) all agreements with fiduciaries and service providers relating to the Plan, and (vi) all substantive correspondence relating to any such Plan addressed to or received from the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency.

          (c) Except as set forth at Section 3.11(c) of the New England Disclosure Schedule, (i) each of the Plans has been operated and administered in all material respects in compliance with applicable Laws, including but not limited to ERISA and the Code, (ii) each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, (iii) with respect to each Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Plan (whether or not vested), based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits, and there has not been a material adverse change in the financial condition of such Plans, (iv) no Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of New England or any New England Subsidiary beyond their retirement or other termination of service, other than (w) coverage mandated by applicable Law, (x) death benefits or retirement benefits under a Plan that is an "employee pension plan," as that term is defined in Section 3(2) of ERISA, (y) deferred compensation benefits under a Plan that are accrued as liabilities on the books of New England or any New England Subsidiary, or (z) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) all Plans (other than Plans providing for the payment of benefits from the general assets of New England or any of its Subsidiaries) could be terminated as of the Effective Time without material liability, (vi) no liability under Title IV of ERISA has been incurred by New England, any New England Subsidiary or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to New England, any New England Subsidiary or any ERISA Affiliate incurring a material liability thereunder, (vii) no Plan is a "multiemployer plan" (as such term is defined in Section 3(37) of ERISA), (viii) all contributions or other amounts payable by New England or any New England Subsidiary as of the Effective Time with respect to each Plan and all other liabilities of each such entity with respect to each Plan in respect of current or prior plan years have been paid or accrued in accordance with generally accepted accounting practices and
Section 412 of the Code, (ix) neither New England nor any New England Subsidiary has engaged in a transaction in connection with which New England or any New England Subsidiary is subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to
Section 4975 or 4976 of the Code, (x) to the knowledge of New England, there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto, (xi) no Plan, program, agreement or other arrangement, either individually or collectively, provides for any payment by New England or any New England Subsidiary that would not be deductible under Code Sections 162(a)(1), 162(m) or 404, (xii) no "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA or Section 412 of the Code, whether or not waived, and no "unfunded current liability," as determined under Section 412(l) of the Code, exists with respect to any Plan, and (xiii) no Plan has experienced a "reportable event" (as such term is defined in Section 4043(c) of ERISA) that is not subject to an administrative or statutory waiver from the reporting requirement.

          (d) Except as set forth at Section 3.11(d) of the New England Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) will (w) restrict or prohibit New England or any New England Subsidiary from amending any Plan, (x) result in any material payment (including, without limitation, severance, unemployment compensation, "excess parachute payment" (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any director, officer or employee of New England or any New England Subsidiary under any Plan or otherwise, (y) materially increase any benefits otherwise payable under any Plan or (z) result in any acceleration of the time of payment or vesting of any benefits under Plan or otherwise.

          3.12 CERTAIN CONTRACTS. (a) Except as set forth at Section 3.12 of the New England Disclosure Schedule, neither New England nor any of its Subsidiaries is a party to or bound by any contract, arrangement or commitment (i) with respect to the employment of any directors, officers, employees or consultants,
(ii) which, upon the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Webster, New England, or any of their respective Subsidiaries to any director, officer or employee thereof, (iii) which materially restricts the conduct of any line of business by New England or of any current or future affiliates thereof, (iv) with or to a labor union or guild (including any collective bargaining agreement), (v) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (vi) that is material and is not made in the ordinary course of business or pursuant to which New England or any of its Subsidiaries is or may become obligated to invest in or contribute capital to any New England Subsidiaries, (vii) not fully disclosed in the financial statements contemplated by Section 3.6 that relates to borrowings of money (or guarantees thereof by New England, or any New England Subsidiary), other than in the ordinary course of business, or (viii) is a lease or similar arrangement with annual rental payments of $100,000 or more. New England has previously delivered or made available to Webster true, correct and complete copies of all employment, consulting and deferred compensation agreements to which New England or any of its Subsidiaries is a party. Section 3.12(a) of the New England Disclosure Schedule sets forth a list of all material contracts (as defined in Item 601(b)(10) of Regulation S-K) of New England. Each contract, arrangement or commitment of the type described in this Section 3.12(a), whether or not set forth in Section 3.12(a) of the New England Disclosure Schedule, is referred to herein as a "New England Contract," and neither New England nor any of its Subsidiaries has received notice of, nor do any executive officers of such entities know of, any violation or imminent violation of any New England Contract by any other party thereto.

          (b) (i) Each New England Contract is valid and binding and in full force and effect, (ii) New England and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each New England Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of New England or any of its Subsidiaries under any such New England Contract.

          3.13 AGREEMENTS WITH REGULATORY AGENCIES. New England is not subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been a recipient of any extraordinary supervisory letter from, or, except as set forth at Section 3.13 of the New England Disclosure Schedule, has adopted any board resolutions at the request of (each, whether or not set forth on Section 3.13 of the New England Disclosure Schedule, a "Regulatory Agreement"), any Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has New England been advised by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

          3.14 STATE TAKEOVER LAWS; CERTIFICATE OF INCORPORATION. The Board of Directors of New England has approved the offer of Webster to enter into this Agreement, the Bank Merger Agreement and the Option Agreement, and has approved New England entering into this Agreement, the Bank Merger Agreement and the Option Agreement, and the transactions contemplated thereby, such that under applicable law and New England's Certificate of Incorporation the only vote of New England stockholders necessary to consummate the transactions contemplated hereby (including the Bank Merger and issuance under the Option Agreement) is the approval of at least a majority of the outstanding shares of New England Common Stock.

          3.15 ENVIRONMENTAL MATTERS. (a) Each of New England and the New England Subsidiaries is in compliance in all material respects with all applicable federal and state laws and regulations relating to pollution or protection of the environment (including without limitation, laws and regulations relating to emissions, discharges, releases and threatened releases of Hazardous Material (as hereinafter defined)), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials;

          (b) There is no suit, claim, action, proceeding, investigation or notice pending or to the knowledge of New England officers threatened (or to the knowledge of New England's executive officers past or present actions or events that could reasonably be expected to form the basis of any such suit, claim, action, proceeding, investigation or notice), in which New England or any New England Subsidiary has been or, with respect to threatened suits, claims, actions, proceedings, investigations or notices may be, named as a defendant (x) for alleged material noncompliance (including by any predecessor), with any environmental law, rule or regulation or (y) relating to any material release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated (directly or indirectly in a fiduciary capacity) by New England or any New England Subsidiary;

          (c) To the knowledge of New England, there has not been any release of Hazardous Materials in, on, under or affecting any such property;

          (d) To the knowledge of New England, neither New England nor any New England Subsidiary has made or participated in any loan to any person who is subject to any suit, claim, action, proceeding, investigation or notice, pending or threatened, with respect to (i) any alleged material noncompliance as to any property securing such loan with any environmental law, rule or regulation, or
(ii) the release or the threatened release into the environment of any Hazardous Material at any property securing such loan;

          (e) For purposes of this section 3.15, the term "Hazardous Material" means any hazardous waste, petroleum product, polychlorinated biphenyl, chemical, pollutant, contaminant, pesticide, radioactive substance, lead paint or other toxic material, or other material or substance (in each such case, other than small quantities of such substances in retail containers) regulated under any applicable environmental or public health statute, law, ordinance, rule or regulation.

          3.16 RESERVES FOR LOSSES. All reserves or other allowances for possible losses reflected in New England's most recent financial statements referred to in Section 3.6 complied with all Laws and are adequate under GAAP. Except as set forth at Section 3.16 of the New England Disclosure Schedule, New England has not been notified by any regulatory authority or by New England's independent auditor, in writing or otherwise, that such reserves are inadequate or that the practices and policies of New England in establishing such reserves and in accounting for delinquent and classified assets generally fail to comply with applicable accounting or regulatory requirements, or that any regulatory authority or New England's independent auditor believes such reserves to be inadequate or inconsistent with the historical loss experience of New England. New England has previously furnished or made available to Webster a complete list of all extensions of credit and other real estate owned ("OREO") that have been classified by any bank examiner (regulatory or internal) as other loans specially mentioned, special mention, substandard, doubtful, loss, classified or criticized, credit risk assets, concerned loans or words of similar import. All OREO held by New England is being carried net of reserves at the lower of cost or net realizable value.

          3.17 PROPERTIES AND ASSETS. Section 3.17 of the New England Disclosure Schedule lists as of the date of this Agreement (i) all real property owned by New England and each New England Subsidiary; (ii) each real property lease, sublease or installment purchase arrangement to which New England or any New England Subsidiary is a party; (iii) a description of each contract for the purchase, sale, or development of real estate to which New England or any New
England Subsidiary is a party; and (iv) all items of New England's or any New England Subsidiary's tangible personal property and equipment with a book value of $50,000 or more or having any annual lease payment of $25,000 or more. Except for (a) items reflected in New England's consolidated financial statements as of March 31, 1999 referred to in Section 3.6 hereof, (b) exceptions to title that do not interfere materially with New England's or any New England Subsidiary's use and enjoyment of owned or leased real property (other than OREO), (c) liens for current real estate taxes not yet delinquent, or being contested in good faith, properly reserved against, (d) properties and assets sold or transferred in the ordinary course of business consistent with past practices since March 31, 1999, and (e) items listed in Section 3.17 of the New England Disclosure Schedule, New England and each New England Subsidiary have good and, as to owned real property, marketable and insurable title to all their properties and assets, reflected in the consolidated financial statements of New England as of March 31, 1999, free and clear of all liens, claims, charges and other encumbrances. New England and each New England Subsidiary, as lessees, have the right under valid and subsisting leases to occupy, use and possess all property leased by them. All properties and assets used by New England and each New
England Subsidiary are in good operating condition and repair (subject to ordinary wear and tear) suitable for the purposes for which they are currently utilized and comply in all material respects with all Laws relating thereto now in effect. New England and each New England Subsidiary enjoy peaceful and undisturbed possession under all leases for the use of all property under which they are the lessees, and all leases to which New England or any New England Subsidiary is a party are valid and binding obligations in accordance with the terms thereof. Neither New England nor any New England Subsidiary is in material default with respect to any such lease, and there has occurred no default by New England or any New England Subsidiary or event which with the lapse of time or the giving of notice, or both, would constitute a material default under any such lease. There are no Laws, conditions of record, or other impediments which interfere with the intended use by New England or any New England Subsidiary of any of the property owned, leased, or occupied by them.

          3.18 INSURANCE. Section 3.18 of the New England Disclosure Schedule contains a true, correct and complete list of all insurance policies and bonds maintained by New England and any New England Subsidiary, including the name of the insurer, the policy number, the type of policy and any applicable deductibles. The existing insurance carried by New England and New England Subsidiaries is and will continue to be, in respect of the nature of the risks insured against and the amount of coverage provided, substantially similar in kind and amount to that customarily carried by parties similarly situated who own properties and engage in businesses substantially similar to that of New England and the New England Subsidiaries, and is sufficient for compliance by New England and the New England Subsidiaries with all requirements of Law and agreements to which New England or any of the New England Subsidiaries is subject or is party. True, correct and complete copies of all such policies and bonds reflected at Section 3.18 of the New England Disclosure Schedule, as in effect on the date hereof, have been delivered or made available to Webster.

          3.19 COMPLIANCE WITH APPLICABLE LAWS. Each of New England and any New England Subsidiary has complied in all material respects with all Laws applicable to it or to the operation of its business. Neither New England nor any New England Subsidiary has received any notice of any material alleged or threatened claim, violation, or liability under any such Laws that has not heretofore been cured and for which there is no remaining liability.

          3.20 LOANS. As of the date hereof:

                    (a) All loans owned by New England or any New England Subsidiary, or in which New England or any New England Subsidiary has an interest, comply in all material respects with all Laws, including, but not limited to, applicable usury statutes, underwriting and record keeping requirements and the Truth in Lending Act, the Equal Credit Opportunity Act and the Real Estate Procedures Act, and other applicable consumer protection statutes and the regulations thereunder.

                    (b) All loans owned by New England or any New England Subsidiary, or in which New England or any New England Subsidiary has an interest, have been made or acquired by New England in all material respects in accordance with board of director-approved loan policies. Each of New England and each New England Subsidiary holds mortgages contained in its loan portfolio for its own benefit to the extent of its interest shown therein; such mortgages evidence liens having the priority indicated by their terms, subject, as of the date of recordation or filing of applicable security instruments, only to such exceptions as are discussed in attorneys' opinions regarding title or in title insurance policies in the mortgage files relating to the loans secured by real property or are not material as to the collectability of such loans; and, except as set forth in Section 3.20(b) of the New England Disclosure Schedule, all loans owned by New England and each New England Subsidiary are with full recourse to the borrowers, and each of New England and any New England Subsidiary has taken no action which would result in a waiver or negation of any rights or remedies available against the borrower or guarantor, if any, on any loan, other than in the ordinary course of business. All applicable remedies against all borrowers and guarantors are enforceable except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights and except as may be limited by the exercise of judicial discretion in applying principles of equity. Except as set forth at Section 3.20(b) of the New England Disclosure Schedule, all loans purchased or originated by New England or any New England Subsidiary and subsequently sold by New England or any New England Subsidiary have been sold without recourse to New England or any New England Subsidiary and without any liability under any yield maintenance or similar obligation. True, correct and complete copies of loan delinquency reports as of March 31, 1999 prepared by New England and each New England Subsidiary, which reports include all loans delinquent or otherwise in default, have been furnished or made available to Webster. True, correct and complete copies of the currently effective lending policies and practices of New England and each New England Subsidiary also have been furnished or made available to Webster.

                    (c) Except as set forth in Section 3.20(c) of the New England Disclosure Schedule, each outstanding loan participation sold by New England or any New England Subsidiary was sold with the risk of non-payment of all or any portion of that underlying loan to be shared by each participant (including New England or any New England Subsidiary) proportionately to the share of such loan represented by such participation without any recourse of such other lender or participant to New England or any New England Subsidiary for payment or repurchase of the amount of such loan represented by the participation or liability under any yield maintenance or similar obligation. New England and any New England Subsidiary have properly fulfilled in all material respects its contractual responsibilities and duties in any loan in which it acts as the lead lender or servicer and has complied in all material respects with its duties as required under applicable regulatory requirements.

                    (d) New England and each New England Subsidiary have properly perfected or caused to be properly perfected all security interests, liens, or other interests in any collateral securing any loans made by it.

          3.21 OWNERSHIP OF WEBSTER COMMON STOCK. Except as set forth at Section
3.21 of the New England Disclosure Schedule, neither New England nor any of its 10% or greater stockholders or affiliates (i) beneficially own, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of outstanding capital stock of Webster (other than those agreements, arrangements or understandings specifically contemplated hereby).

          3.22 FAIRNESS OPINION. New England has received an opinion from each of AG Edwards & Sons, Inc. and HAS Associates, Inc., in each case to the effect that, in its opinion, the Exchange Ratio pursuant to this Agreement is fair to the holders of New England Common Stock from a financial point of view.

          3.23 TAX AND ACCOUNTING TREATMENT OF MERGER. As of the date of this Agreement, New England is not aware of any fact or state of affairs that could cause the Merger not to be treated as a "reorganization" under Section 368(a) of the Code or to qualify for "pooling-of-interests" accounting treatment.

          3.24 YEAR 2000. None of New England or any New England Subsidiary has received, or reasonably expects to receive, a "Year 2000 Deficiency Notification Letter" (as such term is employed in the Federal Reserve Board's Supervision and Regulation Letter No. SR 98-3(SUP), dated March 4, 1998). New England has made available to Webster a complete and accurate copy of New England's plan, including an estimate of the anticipated associated costs, for addressing the issues ("Year 2000 Issues") set forth in the interagency statements of the Federal Financial Institutions Examination Council addressed to the boards of directors and chief executive officers of all federally supervised financial institutions regarding Year 2000 safety and soundness for insured depository institutions. Between the date of this Agreement and the Effective Time, New England shall use reasonable best efforts to implement such plan. New England and its Subsidiaries have complied in all material respects with the
"Interagency Guidelines Establishing Year 2000 Standards for Safety and Soundness" issued pursuant to section 39 of the Federal Deposit Insurance Act and effective October 15, 1998.

          3.25 NEW ENGLAND INFORMATION. The information relating to New England and its Subsidiaries to be provided by New England to be contained in the Joint Proxy Statement/Prospectus and the Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Joint Proxy Statement/Prospectus (except for such portions thereof that relate only to Webster or any of its Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF WEBSTER

          Subject  to  Article   II-A,   Webster   hereby  makes  the  following
representations and warranties to New England as set forth in this Article IV:

          4.1 CORPORATE ORGANIZATION. (a) Webster is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Webster has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. Webster is duly registered as a savings and loan holding company with the OTS under HOLA. The Restated Certificate of Incorporation and By-Laws of Webster, copies of which have previously been made available to New England, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

          (b) Webster Bank is a federal savings bank chartered by the OTS under the laws of the United States with its main office in the State of Connecticut. Webster Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on business as is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Charter and By-Laws of Webster Bank, copies of which have previously been made available to New England, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

          4.2 CAPITALIZATION. (a) The authorized capital stock of Webster as of the date hereof consists of 50,000,000 shares of Webster Common Stock, of which 38,008,607 shares were outstanding (net of 470,815 treasury shares) at June 28, 1999, and 3,000,000 shares of serial preferred stock, par value $.01 per share ("Webster Preferred Stock"), 14,000 of which are designated as Series C Preferred Stock, none of which were outstanding at June 28, 1999. At such date, there were options outstanding to purchase 2,303,541 shares of Webster Common Stock. All of the issued and outstanding shares of Webster Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except as set forth above, Webster does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Webster Common Stock or Webster Preferred Stock or any other equity securities of Webster or any securities representing the right to purchase or otherwise receive any shares of Webster Common Stock or Webster Preferred Stock, other than pursuant to the Webster Rights Agreement. The shares of Webster Common Stock to be issued pursuant to the Merger are duly authorized and, at the Effective Time, all such shares will be validly issued, fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

          (b) The authorized capital stock of Webster Bank consists of 2,000 shares of common stock, par value $.01 per share, 1,000 of which are issued and outstanding, and 1,000 shares of preferred stock, par value $.01 per share, none of which is issued or outstanding. The outstanding shares of common stock of Webster Bank are owned by Webster free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to ownership thereof.

          4.3 AUTHORITY; NO VIOLATION. (a) Webster has full corporate power and authority to execute and deliver this Agreement and the Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of Webster and by Webster as the sole stockholder of Webster Bank. The Board of Directors of Webster has directed that this Agreement and the transactions contemplated hereby be submitted to Webster's stockholders for approval at a special meeting of such stockholders and, except for the adoption of this Agreement by the requisite vote of Webster's stockholders, no other corporate proceedings on the part of Webster are necessary to consummate the transactions contemplated hereby. This Agreement and the Option Agreement have been duly and validly executed and delivered by Webster and (assuming due authorization, execution and delivery by New England) this Agreement constitutes a valid and binding obligation of Webster, enforceable against Webster in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

          (b) Webster Bank has full corporate power and authority to execute and deliver the Bank Merger Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Bank Merger Agreement and the consummation of the transactions contemplated thereby will be duly and validly approved by the Board of Directors of Webster Bank, and by Webster as the sole stockholder of Webster Bank, prior to the Effective Time. All corporate proceedings on the part of Webster Bank necessary to consummate the transactions contemplated by the Bank Merger Agreement will have been taken prior to the Effective Time. The Bank Merger

Agreement, upon due authorization, execution and delivery by Webster Bank and the New England Banks, will constitute a valid and binding obligation of Webster Bank, enforceable against Webster Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

          (c) Neither the execution and delivery of this Agreement or the Option Agreement by Webster or of the Bank Merger Agreement by Webster Bank, nor the consummation by Webster or Webster Bank, as the case may be, of the transactions contemplated hereby or thereby, as applicable, nor compliance by Webster or Webster Bank, as the case may be, with any of the terms or provisions hereof or thereof, as applicable, will (i) violate any provision of the Restated Certificate of Incorporation or Bylaws of Webster or the Charter or By-Laws of Webster Bank, as the case may be, or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any Laws applicable to Webster or Webster Bank or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Webster or Webster Bank under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Webster or Webster Bank is a party, or by which they or any of their respective properties or assets may be bound or affected.

          4.4 CONSENTS AND APPROVALS. (a) Except for (i) the filing of applications and notices, as applicable, as to the Merger and the Bank Merger with the FRB and the OTS; (ii) the filing of applications and notices with the Connecticut Commissioner and the New Hampshire Commissioner, as well as the State Banking Approvals, and approval of the applications and notices described in clause (i) and this clause (ii); (iii) the filing of any required applications or notices with the FDIC and the OTS as to the subsidiary activities of each of the New England Banks which become service corporations or operating subsidiaries of Webster Bank and approval of such applications and notices; (iv) the filing with the Connecticut Commissioner of an acquisition statement pursuant to Section 36a-184 of the Connecticut Banking Law prior to the acquisition of more than 10% of the New England Common Stock pursuant to the Option Agreement, if not exempt; (v) the filing with the SEC of a registration statement on Form S-4 to register the shares of Webster Common Stock to be issued or become issuable in connection with the Merger, which will include the Joint Proxy Statement/Prospectus to be used in soliciting the approval of New England's stockholders and Webster's stockholders at special meetings of such stockholders to be held in connection with this Agreement and the transactions contemplated hereby, and the approval of such stockholders; (vi) the filing of the Certificate of Merger with the Secretary of State of Delaware pursuant to the DGCL; (vii) the filings required by the Bank Merger Agreement; (viii) such filings, authorizations or approvals as may be set forth in Section 3.4 of the Webster Disclosure Schedule; (ix) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states or with Nasdaq (or such other exchange as may be applicable) in connection with the issuance of the shares of Webster Common Stock pursuant to this Agreement; or
(x) any necessary filing, authorization, approvals or consents of third parties other than any Government Entity, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (1) the execution and delivery by Webster of this Agreement and the Option Agreement, (2) the consummation by Webster of the Merger and the other transactions contemplated hereby, (3) the execution and delivery by Webster Bank of the Bank Merger Agreement, and (4) the consummation by Webster Bank of the transactions contemplated by the Bank Merger Agreement except for such consents, approvals or filings the failure of which to obtain will not have a material adverse effect on the ability of New England, Webster, the New England Banks or Webster Bank to consummate the transactions contemplated thereby.

          (b) Webster hereby represents to New England that, as of the date of this Agreement, it has no knowledge of any reason why approval or effectiveness of any of the applications, notices or filings referred to in Section 4.4(a) cannot be obtained or granted on a timely basis.

          (c) Webster and Webster Bank have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1996, with any Regulatory Agencies. As of its respective date, each such report, registration, statement and amendment complied in all material respects with all rules and regulations promulgated by the applicable Regulatory Agency and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Webster and its Subsidiaries, no
Governmental  Entity  is  conducting,   or  has  conducted,  any  proceeding  or
investigation into the business or operations of Webster since December 31, 1996.

          4.5 FINANCIAL STATEMENTS; EXCHANGE ACT FILINGS; BOOKS AND RECORDS. Webster has previously delivered to New England true, correct and complete copies of (i) the audited consolidated statements of condition of Webster and its Subsidiaries as of December 31 for the fiscal years 1997 and 1998 and the related audited consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal years 1996 through 1998, inclusive, as reported in Webster's Annual Report on Form 10-K for the fiscal year ended
December 31, 1998 filed with the SEC under the Exchange Act, in each case accompanied by the audit report of KPMG LLP, independent public accountants with respect to Webster; and (ii) the unaudited consolidated statements of condition of Webster and its Subsidiaries as of March 31, 1999 and 1998 and the related unaudited consolidated statements of income, changes in shareholders' equity and cash flows for the interim periods ended March 31, 1999 and 1998, as reported on Webster's Quarterly Report on Form 10-Q for the period ended March 31, 1999 filed with the SEC under the Exchange Act. The financial statements referred to in this Section 4.5 (including the related notes, where applicable) fairly present, and the financial statements referred to in Section 6.8 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and consolidated financial condition of Webster and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, and the financial statements referred to in Section 6.8 hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements
(including the related notes, where applicable) has been, and the financial statements referred to in Section 6.8 hereof will be, prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. Webster's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and all subsequently filed reports under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act comply in all material respects with the appropriate requirements for such reports under the Exchange Act, and Webster has previously delivered or made available to New England true, correct and complete copies of such reports. The books and records of Webster and Webster Bank have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

          4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. (a) Except as disclosed in Webster's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and all reports subsequently filed by Webster under Sections 13(a), 13(e), 14 or 15(d) of the Exchange Act, true, correct and complete copies of which have previously been delivered or made available to New England, since December 31, 1998, no event has occurred which has had, individually or in the aggregate, a Material Adverse Effect on Webster.

          (b) Since December 31, 1998, Webster and its Subsidiaries have carried on their respective businesses in the ordinary and usual course consistent with their past practices.

          4.7 COMPLIANCE WITH APPLICABLE LAWS. Webster and each Webster Subsidiary has complied in all material respects with all Laws applicable to it or to the operation of its business. Neither Webster nor any Webster Subsidiary has received any notice of any alleged or threatened claim, violation of or liability or potential responsibility under any such Laws that has not heretofore been cured and for which there is no remaining liability.

          4.8 TAX AND ACCOUNTING TREATMENT OF MERGER. As of the date of this Agreement, Webster is not aware of any fact or state of affairs that could cause the Merger not to be treated as a "reorganization" under Section 368(a) of the Code or to qualify for "pooling-of-interests" accounting treatment.

          4.9 LEGAL PROCEEDINGS. (a) Neither Webster nor any of its Subsidiaries is a party to any, and there are no pending or threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Webster or any of its Subsidiaries in which there is a reasonable probability of any material recovery against or other material adverse effect upon Webster or any of its Subsidiaries or which challenge the validity or propriety of the transactions contemplated by this Agreement or the Option Agreement as to which there is a reasonable probability of success.

          (b) There is no injunction, order, judgment or decree imposed upon Webster, any of its Subsidiaries or the assets of Webster or any of its Subsidiaries.

          4.10 YEAR 2000. None of Webster or any Webster Subsidiary has received, or reasonably expects to receive, a "Year 2000 Deficiency Notification Letter". Webster has made available to New England a complete and accurate copy of Webster's plan, including an estimate of the anticipated associated costs, for addressing Year 2000 Issues. Between the date of this Agreement and the Effective Time, Webster shall use reasonable best efforts to implement such plan. Webster and its Subsidiaries have complied in all material respects with the "Interagency Guidelines Establishing Year 2000 Standards for Safety and Soundness" issued pursuant to section 39 of the Federal Deposit Insurance Act and effective October 15, 1998.

          4.11 WEBSTER INFORMATION. The information relating to Webster and its Subsidiaries to be provided by Webster to be contained in the Joint Proxy Statement/Prospectus and the Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Joint Proxy Statement/Prospectus (except for such portions thereof that relate only to New England or any of its Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                                    ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

          5.1 COVENANTS OF NEW ENGLAND. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement, the Option Agreement or the Bank Merger Agreement, or with the prior written consent of Webster, New England and each New England Subsidiary shall carry on their respective businesses in the ordinary course consistent with past practices and consistent with prudent banking practices. New England shall use its reasonable best efforts to (x) preserve its business organization and that of each New England Subsidiary intact, (y) keep available to itself and Webster the present services of the employees of New England and each New England Subsidiary and (z) preserve for itself and Webster the goodwill of the customers of New England and each New England Subsidiary and others with whom business relationships exist. Without limiting the generality of the foregoing, and except as set forth in the New England Disclosure Schedule or as otherwise expressly contemplated by this Agreement or consented to by Webster in writing, New England shall not, and shall not permit any New England Subsidiary to:

                    (a)  declare  or  pay  any   dividends  on,  or  make  other
          distributions in respect of, any of its capital stock (except for the payment of regular quarterly cash dividends by New England of $0.12 per share on the New England Common Stock with declaration, record and payment dates corresponding to the quarterly dividends paid by New England during its fiscal year ended December 31, 1998 and except that any New England Subsidiary may declare and pay dividends and distributions to New England). Until the Effective Time, New England and Webster shall coordinate with the other declaration of any dividends or other distributions with respect to the New England Common Stock and the Webster Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties that holders of shares of New England Common Stock or Webster Common Stock shall not receive more than one dividend, or fail to receive one dividend, for any single calendar quarter on their shares of New England Common Stock (including any shares of Webster Common Stock received in exchange therefor in the Merger) or Webster Stock, as the case may be.

                    (b) (i) split, combine or reclassify any shares of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock except upon the exercise or fulfillment of rights or options issued and outstanding as of the date hereof pursuant to the New England Stock Plans in accordance with their present terms, and except pursuant to the Option Agreement, or (ii) repurchase, redeem or otherwise acquire any shares of the capital stock of New England (except in connection with the exercise of options issued and outstanding as of the date hereof pursuant to the New England Stock Plans) or any New England Subsidiary, or any securities convertible into or exercisable for any shares of the capital stock of New England or any New England Subsidiary;

                    (c) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of New England Common Stock pursuant to stock options or similar rights to acquire New England Common Stock granted pursuant to the New England Stock Plans outstanding prior to the date of this Agreement in accordance with their present terms and (ii) pursuant to the Option Agreement;

                    (d) amend its Certificate of Incorporation, By-Laws or other similar governing documents;

                    (e) authorize or permit any of its or its Subsidiaries' officers, directors, employees, agents, advisors and affiliates to, directly or indirectly, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any such person relating to, any tender offer or exchange offer for, or any proposal for the acquisition of a substantial equity interest in, or a substantial portion of the assets of, or any merger or consolidation with, New England or any of its Significant Subsidiaries; provided, however, that New England may, and may authorize and permit its officers, directors, employees or agents to, furnish or cause to be furnished confidential information and may participate in such discussions and negotiations if New England's Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the failure to provide such information or participate in such negotiations and discussion could cause the members of such Board of Directors to breach their fiduciary duties under applicable laws. New England shall promptly (within 24 hours) advise Webster of its receipt of any such proposal or inquiry, of the substance thereof, and of the identity of the person making such proposal or inquiry;

                    (f) make capital expenditures aggregating in excess of $100,000;

                    (g) enter into any new line of business;

                    (h) acquire or agree to acquire, by merging or consolidating with, or by purchasing an equity interest in or the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings, or in the ordinary course of business consistent with prudent banking practices;

                    (i) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement;

                    (j) change its methods of accounting in effect at December 31, 1998 except as required by changes in GAAP as concurred to by New England's independent auditors;

                    (k) (i) except as required by applicable law or to maintain qualification pursuant to the Code, adopt, amend, renew or terminate any Plan or any agreement, arrangement, plan or policy between New England or any New England Subsidiary and one or more of its current or former directors, officers or employees, (ii) other than merit and promotional increases in the ordinary course of business consistent with past practices and in any event not to exceed 5% of base pay for any individual or, in the aggregate, of New England's total payroll as of the date hereof, increase in any manner the compensation of any officer, employee or director or pay any benefit not required by any Plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares), (iii) enter into, modify or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of compensation or benefits, (iv) except as set forth in Section 5.1 of the New England Disclosure Schedule, hire any new employee at an annual compensation in excess of $35,000, (v) except as set forth in Section 5.1 of the New England Disclosure Schedule, pay expenses of any officers, employees or directors for attending conventions or similar meetings which conventions or meetings are held after the date hereof, (vi) promote to a rank of vice president or more senior any employee, (vii) pay any retention or other bonuses or any severance to any employees, except for bonuses totaling no more than $250,000 in the aggregate awarded to such persons and at such times as shall be agreed in advance with Webster, or (viii) make any non-deductible contribution to any Plan;

                    (l) incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity other than the incurrence of deposit liabilities in the ordinary course of business consistent with past practice;

                    (m) sell, purchase, enter into a lease, relocate, open or close any banking or other office, or file an application pertaining to such action with any Governmental Entity;

                    (n) make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosure, settlements in lieu of foreclosure, or troubled loan or debt restructuring, in the ordinary course of business consistent with past banking practices;

                    (o) make any new loans to, modify the terms of any existing loan to, or engage in any other transactions (other than routine banking transactions) with, any Affiliated Person of New England or any New England Subsidiary;

                    (p) make any investment, other than in the ordinary course of business consistent with past practices, or make any equity investments or investments in callable securities;

                   (q) purchase any loans or sell, purchase or lease any real property, except for the sale of real estate that is the subject of a casualty loss or condemnation or the sale of OREO on a basis consistent with past practices;

                    (r) originate (i) any loans except in accordance with existing New England lending policies, (ii) nonconforming residential mortgage loans in excess of $250,000, (iii) unsecured consumer loans in excess of $25,000, (iv) commercial real estate first mortgage loans or other commercial loans in excess of $1,000,000 as to any loan or $1,500,000 in the aggregate as to related loans, or loans to related persons (provided that in the case of loans covered by this clause
          (iv) the consent of Webster shall not be  unreasonably  withheld),  or
          (v) land acquisition loans to borrowers who intend to construct a residence on such land in excess of the lesser of 75% of the appraised value of such land or $250,000, except in each case for (A) loans for which written commitments have been issued by New England as of the date hereof and (B) renewals of loans existing as of the date of this Agreement or loans permitted pursuant to this Section 5.1(r);

                    (s) make any investments in any equity or derivative securities or engage in any forward commitment, futures transaction, financial options transaction, hedging or arbitrage transaction or covered asset trading activities or make any investments in any investment security with a maturity of greater than one year;

                    (t) sell or purchase any mortgage loan servicing rights other than by Mortgage Corp. in the ordinary course consistent with past practice;

                    (u) make any Tax election, or settle or compromise any Tax liability; or

                    (v) agree or commit to do any of the actions set forth in clauses (a) - (u) of this Section 5.1.

          The consent of Webster to any action by New England or any New England Subsidiary that is not permitted by any of the preceding paragraphs shall be evidenced only by a writing signed by the Chief Executive Officer or any Executive Vice President of Webster.

          5.2  COVENANTS  OF  WEBSTER.  During the period  from the date of this
Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with New England's prior written consent, Webster shall not, and shall not permit Webster Bank to:

                    (a) take any action that will result in any of Webster's representations and warranties set forth in this Agreement being or becoming untrue or any of the conditions to the Merger set forth in
          Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable Law; or

                    (b) take any other action that would materially adversely affect or materially delay the ability of Webster to obtain the
          Requisite Regulatory Approvals or otherwise materially adversely affect Webster's and Webster Bank's ability to consummate the transactions contemplated by this Agreement.

          5.3 MERGER COVENANTS. Notwithstanding that New England believes that it has established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, New England recognizes that Webster may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). In that regard, and in general, from and after the date of this Agreement to the Effective Time, New England and Webster shall consult and cooperate with each other in order to formulate the plan of integration for the Merger, including, among other things, with respect to conforming, based upon such consultation, New England's loan, accrual and reserve policies to those policies of Webster to the extent appropriate.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

          6.1 REGULATORY MATTERS. (a) Upon the execution and delivery of this Agreement, Webster and New England (as to information to be included therein pertaining to New England) shall promptly cause to be prepared and filed with the SEC a registration statement of Webster on Form S-4, including the Joint Proxy Statement/Prospectus (the "Registration Statement") for the purpose of registering the Webster Common Stock to be issued in the Merger, and for soliciting, pursuant to Delaware law, the adoption and approval of this Agreement and the Merger by the stockholders of New England and Webster. Webster and New England shall use their reasonable best efforts to have the Registration Statement declared effective by the SEC as soon as possible after the filing thereof. The parties shall cooperate in responding to and considering any questions or comments from the SEC staff regarding the information contained in the Registration Statement. If at any time after the Registration Statement is filed with the SEC, and prior to the Closing Date, any event relating to a party hereto is discovered by such party that should be set forth in an amendment of, or a supplement to, the Registration Statement, including the Joint Proxy Statement/Prospectus, such party shall promptly inform the other party, and shall furnish such other party with all necessary information relating to such event, whereupon Webster shall promptly cause an appropriate amendment to the Registration Statement to be filed with the SEC. Upon the effectiveness of such amendment, each of Webster and New England (if prior to the meeting of its respective stockholders pursuant to Section 6.3 hereof) will take all necessary action as promptly as practicable to permit an appropriate amendment or supplement to be transmitted to its stockholders entitled to vote at such meeting. Webster shall also use reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement and New England shall furnish all information concerning New England and the holders of New England Common Stock as may be reasonably requested in connection with any such action.

          (b) The parties hereto shall cooperate with each other and use their best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger); provided, however, that neither Webster nor Webster Bank will be obligated to agree to any unduly burdensome condition sought to be imposed by any Governmental Entity. New England and Webster shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to New England or Webster, as the case may be, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement; provided, however, that nothing contained herein shall be deemed to provide either party with a right to review any information provided to any Governmental Entity on a confidential basis in connection with the transactions contemplated hereby. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to consummation of the transactions contemplated herein.

          (c) New England shall, upon request, furnish Webster with all information concerning New England and its directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Registration Statement or any other statement, filing, notice or application made by or on behalf of Webster to any Governmental Entity in connection with the Merger or the other transactions contemplated by this Agreement.

          (d) Webster and New England shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval (as defined in Section 7.1(c) hereof) will not be obtained or that the receipt of any such approval will be materially delayed.

          6.2 ACCESS TO INFORMATION. (a) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, New England shall accord to the officers, employees, accountants, counsel and other representatives of Webster, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, New England shall make available to Webster (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws and
(ii) all other information concerning its business, properties and personnel as Webster may reasonably request. Webster shall receive notice of all meetings of the New England Board of Directors and any committees thereof, and of any management committees (in all cases, at least as timely as all New England representatives to such meetings are required to be provided notice), and, to the extent not prohibited by law, New England shall keep Webster apprised of all resolutions passed or other actions taken by the New England Board of Directors and any committees thereof. Webster will hold all such information in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement which Webster entered into with New England dated May 18, 1999 (the "Confidentiality Agreement").

          (b) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, Webster shall afford to the officers, employees, accountants, counsel and other representatives of New England, access, during normal business hours during the period prior to the Effective Time, to such information regarding Webster as shall be reasonably necessary for New England to fulfill its obligations pursuant to this Agreement or which may be reasonably necessary for New England to confirm that the representations and warranties of Webster contained herein are true and correct and that the covenants of Webster contained herein have been performed in all material respects. New England will hold all such information in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement.

          (c) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

          (d) New England shall provide Webster with true, correct and complete copies of all financial and other information provided to directors of New England in connection with meetings of their Boards of Directors or committees thereof.

          6.3 STOCKHOLDER MEETINGS. Each of Webster and New England shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders within 40 days after the Registration Statement becomes effective for the purpose of voting upon the approval of this Agreement and the Merger. The Board of Directors of each of Webster and New England shall declare advisable and recommend to such company's stockholders approval of this Agreement, including the Merger, and the transactions contemplated hereby, together with any matters incident thereto; and in each case shall oppose any third party proposal or other action that is inconsistent with this Agreement or the consummation of the transactions contemplated hereby; provided, however, that the New England Board of Directors shall not be required to make or maintain such recommendation, or to continue such opposition, if such Board of Directors reasonably determines, based upon and consistent with the written advice of outside counsel to New England, as the case may be, that such recommendation or opposition would constitute a breach of its fiduciary duties to New England's stockholders. New England and Webster shall coordinate and cooperate with respect to the foregoing matters.

          6.4 LEGAL CONDITIONS TO MERGER. Each of Webster and New England shall use its reasonable best efforts (a) to take, or cause to be taken, all actions reasonably necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and the Bank Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by New England or Webster or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement, the Option Agreement and the Bank Merger Agreement; provided, however, that Webster shall not be obligated to agree to any unduly burdensome condition sought to be imposed by any Governmental Entity.

          6.5 STOCK EXCHANGE LISTING. Webster shall cause the shares of Webster Common Stock to be issued in the Merger and pursuant to options referred to herein to be approved for quotation on the Nasdaq Stock Market National Market (or such other exchange on which the Webster Common Stock has become listed, or approved for listing) prior to or at the Effective Time.

          6.6 EMPLOYEES. (a) Following the Effective Time and until such time as Webster in its reasonable discretion and in accordance with applicable law determines that the employees of New England as of the Effective Time (the "New England Employees") shall participate in the employee benefit plans and programs provided to similarly situated employees of Webster Bank, the benefits to be provided to the New England Employees shall be the benefit plans and programs that were provided by New England to such employees immediately before the Effective Time.

          (b) To the extent permissible under the applicable provisions of the Code and ERISA, at such time as the New England Employees are integrated into the employee benefit plans of Webster Bank, Webster shall, or shall cause Webster Bank to, recognize the prior service with New England or its subsidiaries (to the extent such service was recognized by New England or its subsidiaries under any comparable New England Plan) of each New England Employee, as if such service had been with Webster or Webster Bank, (i) for purposes of eligibility to participate in and the satisfaction of vesting and service requirements for retirement benefits, such as early, normal and disability retirement benefits, but not for benefit accrual purposes, under the Webster Bank 401(k) savings plan and the Webster Bank defined benefit pension plan (and not for any purpose under the Webster employee stock ownership plan) and (ii) for purposes of eligibility to participate in and levels of benefits under the Webster welfare benefit and vacation plans. In addition, following the Effective Time, Webster shall provide New England Employees with severance benefits on the terms and conditions set forth on Schedule 6.6(b) hereof.

          (c) Following the Merger, Webster agrees that it shall honor the existing written deferred compensation, employment, change of control and severance contracts with directors and employees of New England that are listed at Section 3.11 of the New England Disclosure Schedule.

          6.7 INDEMNIFICATION. (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of New England or any of its Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of New England or any of its Subsidiaries or any of their respective predecessors or (ii) this Agreement or the Option Agreement or any of the transactions contemplated hereby or thereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that, after the Effective Time, Webster shall indemnify and hold harmless, as and to the fullest extent permitted by applicable law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to Webster; provided, however, that
(1) Webster shall have the right to assume the defense thereof and upon such assumption Webster shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Webster elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between Webster and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to Webster, and Webster shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) Webster shall be obligated pursuant to this paragraph to pay for only one firm of counsel for each Indemnified Party, and (3) Webster shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld or delayed). Any Indemnified Party wishing to claim indemnification under this Section 6.7, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Webster thereof; provided, however, that the failure to so notify shall not affect the obligations of Webster under this Section 6.7 except to the extent such failure to notify materially prejudices Webster. Webster's obligations under this Section 6.7 continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

          (b) Webster shall use its reasonable best efforts to cause the persons serving as officers and directors of New England immediately prior to the Effective Time to be covered for a period of two years from the Effective Time by the directors' and officers' liability insurance policy maintained by the New England (provided that Webster may substitute therefore policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time (including, without limitation, actions or omissions relating to the transactions contemplated hereby) which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Webster be required to expend more than 200% of the current amount expended by New England (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto; and provided further, that if Webster is unable to maintain or obtain the insurance called for by this Section 6.7(b), Webster shall use its reasonable best efforts to obtain as much comparable insurance as available for the Insurance Amount.

          (c) In the event Webster or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Webster assume the obligations set forth in this section.

          (d) The provisions of this Section 6.7 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

          6.8 SUBSEQUENT INTERIM AND ANNUAL FINANCIAL STATEMENTS. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the fourth fiscal quarter), Webster will deliver to New England and New England will deliver to Webster their respective Quarterly Reports on Form 10-Q, as filed with the SEC under the Exchange Act. Each party shall deliver to the other any Current Reports on Form 8-K promptly after filing such reports with the SEC.

          6.9 ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of New England, the proper officers and directors of each party to this Agreement, and Webster's and New England's Subsidiaries, shall take all such necessary action as may be reasonably requested by Webster.

          6.10 ADVICE OF CHANGES. Webster and New England shall promptly advise the other party of any change or event that, individually or in the aggregate, has had or would be reasonably certain to have a Material Adverse Effect on it or to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Effective Time, each party will promptly supplement or amend its disclosure schedule delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such disclosure schedule or which is necessary to correct any information in such disclosure schedule which has been rendered inaccurate thereby. No supplement or amendment to such disclosure schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Sections 7.2(a) or 7.3(a) hereof, as the case may be, or the compliance by New England or Webster, as the case may be, with the respective covenants set forth in Sections 5.1 and 5.2 hereof.

          6.11 CURRENT INFORMATION. During the period from the date of this Agreement to the Effective Time, New England will cause one or more of its designated representatives to confer on a regular and frequent basis (not less than monthly) with representatives of Webster and to report the general status of the ongoing operations of New England. New England will promptly notify Webster of any material change in the normal course of business or in the operation of the properties of New England and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of litigation involving New England, and will keep Webster fully informed of such events.

          6.12 CHANGE IN STRUCTURE; STOCKHOLDER APPROVAL. Webster may elect (x) to modify the structure of the transactions contemplated by this Agreement as noted herein so long as (i) there are no adverse tax consequences to the New England stockholders as a result of such modification, (ii) the consideration to be paid to the New England stockholders under this Agreement is not thereby changed or reduced in amount, and (iii) such modification will not materially delay or jeopardize receipt of any required regulatory approvals or (y) upon a determination by Webster that the approval or adoption of this Agreement by Webster stockholders is not required by applicable law or SRO rule, and notwithstanding any other provision of this Agreement to the contrary, to not solicit such approval or adoption. In the event that Webster determines to do either or both of the foregoing, the parties agree to modify this Agreement and the various exhibits hereto to reflect such revised terms. In any such event, Webster shall prepare appropriate amendments to this Agreement and the exhibits hereto for execution by the parties hereto. New England agrees to cooperate fully with Webster to effect such amendments.

          6.13 TRANSACTION EXPENSES OF NEW ENGLAND. As promptly as practicable after the execution of this Agreement, New England will provide to Webster an estimate of the expenses New England expects to incur in connection with the Merger, and shall keep Webster reasonably informed of material changes in such estimate.

          6.14 AFFILIATE AGREEMENTS. (a) Not later than the 15th day prior to the mailing of the Joint Proxy Statement/Prospectus, (i) Webster shall deliver to New England a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the Webster stockholder meeting called pursuant to Section 6.3, deemed to be an "affiliate" of it (each, a "Webster Affiliate") as that term is used in SEC Accounting Series Releases 130 and 135; and (ii) New England shall deliver to Webster a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the New England stockholder meeting called pursuant to Section 6.3, deemed to be an "affiliate" of it (each, an "New England Affiliate") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135.

          (b) Each of Webster and New England shall use its reasonable best efforts to cause each person who may be deemed to be an New England Affiliate or a Webster Affiliate, as the case may be, to execute and deliver to New England and Webster on or before the date of mailing of the Joint Proxy
Statement/Prospectus an agreement in the form attached hereto as Exhibit C or Exhibit D, respectively.

          (c) Webster shall use its best efforts to publish as promptly as reasonably practical, but in no event later than 45 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

          7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite votes of the New England stockholders and the Webster Stockholders.

          (b) Stock Exchange Listing. The shares of Webster Common Stock which shall be issued or become issuable in or in connection with the Merger upon consummation thereof shall have been authorized, subject to official notice of issuance, for quotation on the Nasdaq Stock Market National Market (or such other national securities market or exchange on which the Webster Common Stock may have become listed or authorized for quotation).

          (c) Other Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained (consistent with the provisions of Sections 6.1(b) and 6.4 hereof) and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

          (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (e) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement, the Bank Merger Agreement or the Certificate of Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger of the Bank Merger. No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

          (f) Federal Tax Opinion. Webster and New England shall have received an opinion from Day, Berry and Howard, LLP, counsel to New England, in form and substance reasonably satisfactory to Webster and New England, respectively, dated the date of the Effective Time, in each case, substantially to the effect that on the basis of facts, representations, and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, each of the Merger and each of the mergers included in the Bank Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and each of Webster and New England will be a party to the reorganization in respect of the Merger with the meaning of
Section 368(b) of the Code and that, accordingly, for federal income tax purposes, (i) no gain or loss will be recognized by Webster or New England as a result of the Merger or by the constituent banks as a result of the Bank Merger,
(ii) no gain or loss will be recognized by the stockholders of New England who exchange all of their New England Common Stock solely for Webster Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Webster Common Stock), and (iii) the aggregate tax basis of the Webster Common Stock received (including a fractional share interest deemed received) by stockholders who exchange all of their New England Common Stock solely for Webster Common Stock pursuant to the Merger will be the same as the aggregate tax basis of the New England Common Stock surrendered in exchange therefor. In rendering such opinion, such counsel may require and rely upon representations contained in certificates of officers of New England, Webster, their respective affiliates and others.

          7.2 CONDITIONS TO OBLIGATIONS OF WEBSTER. The obligation of Webster to effect the Merger is also subject to the satisfaction or waiver by Webster at or prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. Subject to the standard set forth in Section 2A.2, the representations and warranties of New England set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. Webster shall have received a certificate signed on behalf of New England by each of the President and Chief Executive Officer and the Chief Financial Officer of New England to the foregoing effect.

          (b) Performance of Covenants and Agreements of New England. New England shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date. Webster shall have received a certificate signed on behalf of New England by each of the President and Chief Executive Officer and the Chief Financial Officer of New England to such effect.

          (c) Pooling of Interests. Webster shall have received, as of the Effective Time, a written opinion of KPMG LLP to the effect that the Merger will be accounted for as a pooling-of-interests.

          7.3 CONDITIONS TO OBLIGATIONS OF NEW ENGLAND. The obligation of New England to effect the Merger is also subject to the satisfaction or waiver by New England at or prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. Subject to the standard set forth in Section 2A.2, the representations and warranties of Webster set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. New England shall have received a certificate signed on behalf of Webster by each of the President and Chief Executive Officer and the Chief Financial Officer of Webster to the foregoing effect.

          (b) Performance of Covenants and Agreements of Webster. Webster shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date. New England shall have received a certificate signed on behalf of Webster by each of the President and Chief Executive Officer and the Chief Financial Officer of Webster to such effect.

                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

          8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of Webster or New England:

                    (a) by mutual consent of Webster and New England in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

                    (b) by either Webster or New England upon written notice to the other party (i) 30 days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within the 30-day period following such denial or withdrawal the parties agree to file, and have filed with the applicable Governmental Entity, a petition for rehearing or an amended application, provided, however, that no party shall have the right to terminate this Agreement, if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

                    (c) by either Webster or New England if the Merger shall not have been consummated on or before the first anniversary of the date hereof, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

                    (d) by either Webster or New England, if the approval of the stockholders of either party required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at the duly held meeting of such party's stockholders or at any adjournment or postponement thereof;

                    (e) by either Webster or New England (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein that, individually or in the aggregate, would give the other party the right to terminate this Agreement) if there shall have been a breach of any of the representations or warranties set forth in this Agreement on the part of the other party, if such breach, individually or in the aggregate, would entitle the terminating party not to consummate the Merger pursuant to Article VII if such breach were to occur or continue on the Closing Date, and such breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party hereto or such breach, by its nature, cannot be cured prior to the Closing;

                    (f) by either Webster or New England (provided that the terminating party is not then in breach of any representation,
          warranty,   covenant  or  other  agreement   contained
          herein that, individually or in the aggregate, would give the other party the right to terminate this Agreement) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, and such breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party hereto or such breach, by its nature, cannot be cured prior to the Closing;

                    (g) by the Board of Directors of Webster or the Board of Directors of New England, if the Board of Directors of the other shall have withdrawn, modified or changed in a manner adverse to the terminating party its approval or recommendation of this Agreement; and

                    (h) by the Board of Directors of New England, upon written notice to Webster at any time during the ten-day period commencing two days after the Determination Date (as defined below), if both of the following conditions are satisfied:

                              (i) the Average  Closing  Price shall be less than
                    the product of 0.80 and the Starting Price; and

                              (ii) (A) the  quotient  obtained by  dividing  the
                    Average Closing Price by the Starting Price (such number being referred to herein as the "Webster Ratio") shall be less than (B) the quotient obtained by dividing the Average Index Price by the Index Price on the Starting Date and subtracting 0.15 from the quotient in this clause (ii)(B) (such number being referred to herein as the "Index Ratio");

subject, however, to the following provisions. If New England elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice to Webster; provided, however, that such notice of election to termination may be withdrawn at any time within the aforementioned ten-day period. During the five-day period commencing with its receipt of such notice, Webster shall have the option to elect to increase the Exchange Ratio to equal the lesser of (i) the quotient obtained by dividing (A) the product of 0.80, the Starting Price and the Exchange Ratio (as then in effect) by (B) the Average Closing Price, and (ii) the quotient obtained by dividing (A) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (B) the Webster Ratio. If Webster makes such an election within such five-day period, it shall give prompt written notice to New England of such election and of the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 8.1(h) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 8.1(h) (and corresponding a corresponding modification shall be made to the Maximum Share Amount).

          For purposes of this Section 8.1(h), the following terms shall have the meanings indicated:

                    "Average Closing Price" means the average of the daily last sale prices of Webster Common Stock as reported on Nasdaq (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for the twenty consecutive full trading days in which such shares are traded on Nasdaq ending at the close of trading on the Determination Date.

                    "Average Index Price" means the average of the Index Prices for the twenty consecutive full trading days ending at the close of trading on the Determination Date.

                    "Determination Date" means the date on which the approval of the OTS required for consummation of the Merger shall be received.

                    "Index Group" means the 16 savings and loan holding companies and thrifts listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, an announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization as of the Starting Date. In the event that the common stock of any such company ceases to be publicly traded or any such announcement is made with respect to any such company, such company shall be removed from the Index Group, and the weights (which have been determined based on the number of outstanding shares of common stock) redistributed proportionately for purposes of determining the Index Price. The 16 savings and loan holding companies and the weights attributed to them are as follows:

                  COMPANY                                                         WEIGHTING (%)
                  -------                                                         -------------
                  Sovereign Bancorp, Inc.                                                 16.13
                  Dime Bancorp, Incorporated                                              10.93
                  Peoples Heritage Financial Group, Inc.                                  10.22
                  Roslyn Bancorp, Inc.                                                     7.55
                  Fulton Financial Corporation                                             6.79
                  Independence Community Bank Corp.                                        6.58
                  People's Bank (MHC)                                                      6.16
                  Valley National Bancorp                                                  5.70
                  Astoria Financial Corporation                                            5.48
                  Keystone Financial, Inc.                                                 4.78
                  Staten Island Bancorp, Inc.                                              4.15
                  Hudson United Bancorp                                                    3.88
                  Suquehanna Bancshares, Inc.                                              3.63
                  Richmond County Financial Corp.                                          3.21
                  Commerce Bancorp, Inc.                                                   2.70
                  Queens County Bancorp, Inc.                                              2.12

                    "Index Price" on a given date means the weighted average (weighted in accordance with the factors listed above) of the closing prices on such date of the companies comprising the Index Group.

                    "Starting Date" means the last full day on which Nasdaq was open for trading prior to the execution of this Agreement.

                    "Starting Price" shall mean the last sale price per share of Webster Common Stock on the Starting Date, as reported on Nasdaq (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source).

          If Webster or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Section 8.1(h).

          8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Webster or New England as provided in Section 8.1 hereof, this Agreement shall forthwith become void and have no effect except (i) the last sentences of Sections 6.2(a) and 6.2(b) and Sections 8.2, 9.2 and 9.3 hereof shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful or intentional breach of any provision of this Agreement.

          8.3 AMENDMENT. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Board of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of New England; provided, however, that after any approval of the transactions contemplated by this Agreement by New England's stockholders, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to New England stockholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE IX

                               GENERAL PROVISIONS

          9.1 CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. at the main offices of Webster on (i) the fifteenth day after the last Requisite Regulatory Approval is received and all applicable waiting periods have expired, or (ii) such other date, place and time as the parties may agree (the "Closing Date").

          9.2 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than pursuant to the Option Agreement, which shall terminate in accordance with its terms) shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

          9.3 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, except that all filing and other fees paid to the SEC in connection with this Agreement and printing fees in connection with the Joint Proxy Statement/Prospectus shall be borne equally by Webster and New England. Notwithstanding the foregoing and without limitation of any party's rights under clause (ii) of Section 8.2, in the event that this Agreement is terminated by either Webster or New England by reason of a material breach pursuant to Sections 8.1(e) or (f) hereof, the other party shall pay all documented and reasonable costs and expenses up to $1,500,000 incurred by the terminating party in connection with this Agreement and the transactions contemplated hereby.

          9.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Webster, to:

                           Webster Financial Corporation
                           Webster Plaza
                           145 Bank Street
                           Waterbury, Connecticut  06702
                           Attn.:   James C. Smith
                                    Chairman and Chief
                                    Executive Officer

                           WITH A COPY TO:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York  10019
                           Attn.:  Craig M. Wasserman, Esq.

                           and

                  (b)      if to New England, to:

                           New England Community Bancorp, Inc.
                           176 Broad Street, P.O. Box 130
                           Windsor, Connecticut  06095
                           Attn.:   David A. Lentini
                                    Chairman, President and
                                    Chief Executive Officer

                           WITH A COPY TO:

                           Day, Berry & Howard, LLP
                           City Place I
                           Hartford, CT 06103-3499
                           Attn:  Robert M. Taylor, III, Esq.

          9.5 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or an Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          9.6 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          9.7 ENTIRE AGREEMENT. This Agreement (including the disclosure schedules, documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement and the Option Agreement.

          9.8 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law rules.

          9.9 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

          9.10 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          9.11 PUBLICITY. Except as otherwise required by law or the rules of the Nasdaq Stock Market National Market (or such other national securities market or exchange on which the Webster Common Stock may become listed), so long as this Agreement is in effect, neither Webster nor New England shall, or shall permit any of Webster's or New England's Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement, the Option Agreement or the Bank Merger Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

          9.12 ASSIGNMENT; LIMITATION OF BENEFITS. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.7 hereof, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, and the covenants, undertakings and agreements set out herein shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their permitted assigns.

          9.13 ADDITIONAL DEFINITIONS. In addition to any other definitions contained in this Agreement, the following words, terms and phrases shall have the following meanings when used in this Agreement.

          "Affiliated Person": any director, officer or 5% or greater stockholder, spouse or other person living in the same household of such director, officer or stockholder, or any company, partnership or trust in which any of the foregoing persons is an officer, 10% or greater stockholder, general partner or 10% or greater trust beneficiary.

          "Laws": any and all statutes, laws, ordinances, rules, regulations, orders, permits, judgments, injunctions, decrees, case law and other rules of law enacted, promulgated or issued by any Governmental Entity.

          "Material Adverse Effect": with respect to Webster or New England, as the case may be, means a condition, event, change or occurrence that has had or is reasonably expected to have a material adverse effect upon (A) the financial condition, results of operations or business of such party and its Subsidiaries, taken as a whole, or (B) the ability of Webster, Webster Bank or

New England to timely perform its obligations under, and to consummate the transactions contemplated by, this Agreement, the Option Agreement or the Bank Merger Agreement.

          "Subsidiary": with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

          IN WITNESS WHEREOF, Webster and New England have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.




                              WEBSTER FINANCIAL CORPORATION





                              By:  /s/ James C. Smith
                                   -------------------------------------------
                                   Name:   James C. Smith
                                   Title: Chairman and Chief Executive Officer








                              NEW ENGLAND COMMUNITY BANCORP, INC.





                              By:  /s/ David A. Lentini
                                   -------------------------------------------
                                   Name:   David A. Lentini
                                   Title:  Chairman, President and Chief
                                           Executive Officer